Highly Focused, Above Average Growth Bank Holding Company Q2 Earnings Call Investor Presentation July, 2018 Member FDIC NYSE: CUBI

Customers Bank Executing On Our Unique High Performing Banking Model 2

Investment Proposition Highly Focused, Innovative, Relationship Banking Based Commercial Bank Business bank with a unique private banking service model; over $11 billion in assets and growing Highly skilled teams targeting privately held businesses and high net worth families Strong Organic Growth, Well Capitalized, Branch Lite Bank in Attractive Markets Target market from Boston to Washington DC along Interstate 95, and Chicago Robust risk management driven business strategy Strong Profitability & Efficient Operations Operating efficiencies offset tighter margins and generate sustainable profitability Target above average ROAA (>1.1%) and ROTCE (~12%) Strong Credit Quality & Low Interest Rate Risk Unwavering underwriting standards Loan portfolio performance consistently better than industry and peers Attractive Valuation July 20, 2018 share price of $28.69, 8.72x street estimated 2019 EPS of $3.29 and 1.30x tangible book value(1) June 30, 2018 tangible book value(1) of $22.15, which has grown at a CAGR of 10% over the last 5 years BankMobile Spinoff Following regulatory approvals, BMobile Technologies is expected to be spun-off to CUBI shareholders and exchanged for majority ownership in BankMobile (1) Non-GAAP measure calculated as GAAP total shareholders equity less preferred stock, less goodwill and other intangibles divided by common shares outstanding. 3

Customers’ Single Point of Contact Model Private Banking High Tech / Service High Touch Model Excellence in Branch Lite Service Experienced Strong Asset Leadership Quality Unique Private Customer Banking Model Superior Risk Centric Management Approach to Winning Model Relationship driven but never deviate from following critical success factors • Only focus on very strong credit quality niches • Very strong risk management culture • Operate at lower efficiency ratio than peers to deliver sustainable strong profitability and growth • Always attract and retain top quality talent • Culture of innovation and continuous improvement 4

Banking Strategy – Customers Bank Very Experienced Teams Exceptional Service Risk Based Incentive Compensation Business Banking Focus - ~95% of Community Business Banking Segment revenues are from commercial business units 5

Customers Bank Q2 Financial Results 6

Q2 2018 Key Financial Results Community Business Banking Consolidated Segment GAAP Diluted Earnings Per Share (EPS) $0.62 $0.72 "Adjusted" Diluted Earnings Per Share (EPS)(1) $0.64 $0.73 GAAP Net Income Available to Common ($ millions) $20.0 $23.4 "Adjusted" Net Income Available to Common ($ millions) (1) $20.8 $23.5 Tangible Book Value (TBV)(2) $22.15 Return on Average Assets (ROAA) 0.9% 1.02% Return on Average Common Equity (ROACE) 11.3% 13.8% Efficiency 64% 53% Valuation (3) July 20 Price $28.69 P/E 2019 8.72x P/TBV 1.30x (1) A non-GAAP measure. Refer to reconciliation schedules at the end of this document (2) Tangible book value is a non-GAAP measure; refer to reconciliation at the end of this document (3) 2019 consensus EPS estimate of $3.29 was sourced from SNL 7

Q2 Highlights and 2018 Outlook Q2 2018 Highlights • 21% YOY growth in C&I lending (excluding loans to mortgage companies) • Community business banking segment ROAA of 1.02% • Pristine credit quality –release of reserves reflected continued strong asset quality and better than expected resolution of specific problem loans Updated Community Business Banking Segment Outlook • Expect 2018 segment EPS of $2.65 to $2.75 • 10% to 12% growth in total assets • Growth largely from C&I lending, with some reduction in Multifamily portfolio given current yield curve • Expect over $600 million in core deposit growth • Full year FTE net interest margin will likely be between 2.55% and 2.70% • Efficiency ratio in the low 50%s • Effective tax rate of approximately 24% Updated BankMobile Outlook • Subject to final regulatory approvals, divestiture of BankMobile is expected to be completed by September 30 or soon thereafter • BankMobile will likely generate a loss of no more than $4 million in Q3 2018 8

Q2 2018 Consolidated Results GAAP vs. Adjusted EPS(1) $0.70 $0.64 $0.64 $0.64 $0.60 $0.62 $0.62 $0.58 $0.55 $0.56 $0.50 $0.48 Q2 2018 Net Income to Common Shareholders of $20.0 million, and Diluted $0.40 Earnings Per Common Share of $0.62. EPS $0.30 • 10% year-over-year growth in adjusted earnings per share1 $0.20 • $0.72 of diluted EPS from the Community Business Banking segment $0.10 $0.13 • $0.10 of diluted loss from the BankMobile segment, which assumes a 3.03% earnings $0.00 rate on BankMobile’s low cost deposits Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 GAAP EPS Adjusted EPS Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 GAAP EPS $0.62 $0.13 $0.55 $0.64 $0.62 Adjustments: Religare Impairment $0.05 $0.40 $0.00 $0.00 $0.00 Merger and Acquisition Related Charges $0.00 $0.00 $0.01 $0.00 $0.02 D&A Catchup (2) ($0.03) $0.05 $0.00 $0.00 $0.00 Securities (Gains) losses ($0.06) ($0.10) ($0.00) $0.00 $0.00 Adjusted EPS(1) $0.58 $0.48 $0.56 $0.64 $0.64 (1) Adjusted EPS is a non-GAAP measure; refer to reconciliation at end of this document (2) D&A Catchup refers to the reallocation of depreciation and amortization expense after the Q3 2017 decision to classify BankMobile as held and used instead of held for sale 9 Source: Company data. Total may not equal sum of parts due to rounding

Q2 2018 Highlights:
Community Business Banking Segment

Customers Bancorp, Inc.

Community Business Bank Segment GAAP vs. Adjusted EPS(1)



$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
EPS
$0.73
$0.72
$0.34
$0.64
$0.68
$0.68
$0.67
$0.67
$0.72
$0.73
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Bank Segment Reported
Bank Segment Adj

Community Business Banking segment Q2 2018 profits of $23.4 million ($0.72 per diluted share)

- Q2 ROAA of 1.02%
- Segment Efficiency of 53%

Community Business Banking Segment Income Statement ($ in 000s)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Net interest income	$65,879	$65,335	$65,103	$60,637	$63,928
Provision for loan losses	$535	$1,874	$179	$1,874	($1,247)
Securities Gains / (Losses) / (Impairment)	$301	($3,000)	$268	$10	($84)
Other Non-interest income	$6,670	$7,190	$7,932	$8,429	$7,549
Non-interest expense	$30,567	$33,990	$33,900	$34,331	$37,721
Income before income tax expense	$41,748	$33,661	$39,224	$32,871	$34,919
Income tax expense	$14,493	$18,999	$13,369	$7,728	$7,910
Net income	$27,255	$14,662	$25,855	$25,143	$27,009
Preferred stock dividends	$3,615	$3,615	$3,615	$3,615	$3,615
Net income available to common	**$23,640**	**$11,047**	**$22,240**	**$21,528**	**$23,394**
Community Business Banking Segment EPS	**$0.73**	**$0.34**	**$0.68**	**$0.67**	**$0.72**
Adjustments:					
Securities (Gains) / Losses / Impairment	($0.01)	$0.30	($0.00)	$0.00	$0.00
Segment Adjusted EPS(1)	**$0.72**	**$0.64**	**$0.68**	**$0.67**	**$0.73**

(1) A Non-GAAP measure, see reconciliation at the end of this presentation

10

Q2 2018 NIM:
-5 bps sequentially; -16 bps from Q2 2017

Customers Bancorp, Inc.


Net Interest Income
$68.6
$68.0
$68.3
$65.0
$67.3
3.80%
3.77%
3.97%
3.97%
4.18%
2.78%
2.62%
2.79%
2.67%
2.62%
1.23%
1.40%
1.46%
1.62%
1.88%
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 0218
Net Interest Income
Yield on Interest-Earning Assets
Cost of Interest-Bearing Liabilities
FTE Net Interest Margin (1)

FTE NIM[(1)] narrowed 5 bps sequentially to 2.62%

- ~ 4 bps headwind from seasonal decrease in BankMobile noninterest bearing DDA balances
- Loan yields increased 25 bps between Q1 and Q2, and 27 bps from December 31, 2017
- Margin is expected to be between 2.60% and 2.75% over a 1 to 2 year period

Steps to mitigate core margin pressure

- Significantly limiting originations of loans with yields below 5%
- Stopped making traditional multifamily loans until the yield curve normalizes
- Executed approximately $1 billion in notional value of interest rate swaps this year (half are forward starting in 1Q19)
- Implemented product and channel strategies (including digital channel for Customers Bank) to grow core deposits in the short and long term
- Implemented compensation plans to incentivize core deposit growth; expect $600 M in core deposit growth at the community business banking segment by year-end
- Seeking opportunities to originate higher yielding loans without taking excessive credit risk

(1) The fully taxable equivalent net interest margin (FTE NIM) is a non-GAAP measure, refer to reconciliation at the end of this document

11

Loan Repricing Characteristics Loan Repricing by Segment, at June 30, 2018 • 84% of our C&I loans (including loans to mortgage companies), 43% of our CRE loans, and 17% of our Multifamily loans reprice within 1 year • The average yield on new C&I loans in Q2 2018 was 5.17%, vs. a portfolio yield of 4.75% • C&I loans (including those to mortgage companies) make up 41% of our total loans *Repricing includes the following: contractual loan repricing and maturities, contractual principal payments, and assumed loan prepayments 12

Q2 2018 Loans Loan Growth $12 5.0% 4.35% 4.26% 4.5% 3.88% 3.98% $10 3.76% 3.81% $0.6 4.0% $0.3 $0.3 3.5% $8 $0.4 3.0% $3.4 $6 $0.4 $3.5 $3.7 2.5% $2.9 2.0% $2.1 Loans on Yield Loans ($ in Billions) $4 $0.3 1.5% $3.6 $3.5 $2.9 $3.2 $1.3 1.0% $2 $2.3 $1.1 0.5% $0.9 $1.0 $1.3 $1.3 $1.2 $0 0.0% 2013 2014 2015 2016 2017 Q2 2018 Non-Owner Occupied CRE Multi Family loans Commercial Consumer & Residential Yield on Loans Q2 2018 Total Loans Up 1.5% YOY to $9.1 Billion; C&I Loans Make up 41% of Total • The yield on loans increased 25 bps sequentially and 37 bps from Q2 2017 • 21% YOY growth in C&I (excluding commercial loans to mortgage companies) • Multifamily balances were flat YOY and down 3% QOQ 13 Source: Company data

Outstanding Loan Quality Portfolio Credit metrics remain better than peers NPL Net Charge Offs 3.00% 0.80% 2.64% 0.68% 0.70% 2.50% 2.06% 0.60% 2.00% 0.48% 1.70% 1.70% 0.50% 0.45% 0.47% 1.48% 0.42% 1.50% 1.30% 0.40% 1.18% 0.30% 0.92% 0.30% 1.00% 0.85% 0.80% 0.60% 0.19% 0.20% 0.16% 0.50% 0.30% 0.15% 0.15% 0.20% 0.15% 0.22% 0.29% 0.10% 0.07% 0.02% 0.00% 0.22% 0.07% 0.19% 0.02% 0.00% 2013 2014 2015 2016 2017 YTD 2013 2014 2015 2016 2017 YTD Industry Peer Customers Bancorp, Inc. Industry Peer Customers Bancorp, Inc. Note: Customers 2015 charge-offs includes 12 bps for a $9 million fraudulent loan Source: SNL Financial, Company data. Peer data consists of Northeast and Mid-Atlantic banks and thrifts with comparable size in assets and loan portfolios (excluding banks with large residential mortgage loan portfolios). Industry data includes all commercial and savings banks. Peer and Industry data as of March 31, 2018. Industry and peer data in the current YTD period is not yet available for all companies. 14

Superior Operating Efficiency and Costs Our operating costs as a percentage of assets are ~125 bps lower than peers and ~175 bps lower than the industry Total Operating Costs as a % of Average Assets (1) 3.50% 3.26% 3.17% 3.13% 3.03% 3.00% 3.08% 2.87% 2.50% 2.69% 2.63% 2.52% 2.60% 2.00% 1.50% 1.00% 0.50% 2.13% 1.75% 1.48% 1.44% 1.27% 1.38% 0.00% 2013 2014 2015 2016 2017 YTD Industry Peer CUBI Community Banking Segment (1) Source: SNL Financial and Company data. Data based on Community Banking Segment unless labeled Consolidated. Peer data consists of Northeast and Mid-Atlantic banks and thrifts with comparable size in assets and loan portfolios (excluding banks with large residential mortgage loan portfolios). Industry data includes SEC reporting banks. Peer and Industry data as of March 31, 2018. Peer and Industry data as of March 31, 2018. Industry and peer data in the current YTD period is not yet available for all companies. 15

Q2 2018 Highlights: BankMobile Segment

Customers Bancorp, Inc.



Bank Mobile Segment GAAP vs. Adjusted EPS(1)
$0.00
-$0.05
-$0.10
-$0.15
-$0.20
-$0.25
EPS
-$0.11
-$0.14
-$0.21
-$0.16
-$0.13
-$0.12
-$0.03
-$0.03
-$0.10
-$0.08
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
BankMobile Reported
BankMobile Adjusted

BankMobile segment loss of $3.3 million (-$0.10 per diluted share) in Q2 2018

- BankMobile deposits averaged $468 million in Q2 2018, a 12% decline over Q2 2017 levels.
- BankMobile segment reporting reflects a 3.03% yield on deposits in Q2 2018, compared to 2.06% in Q2 2017.
- Operating expenses improved 19% over the prior year, despite significant investment in technology to support expected White Label partnerships.
- Flagship has confidentially filed its Form 10 with the FDIC
- CUBI has confidentially filed its Form 10 with the SEC
- Companies expect to update filings with the FDIC and SEC in August, 2018

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
BankMobile Reported	-$0.11	-$0.21	-$0.13	-$0.03	-$0.10
Adjustments:					
Merger and Acquisition Related Charges	$0.00	$0.00	$0.01	$0.00	$0.02
D&A Catchup (2)	-$0.03	$0.05	$0.00	$0.00	$0.00
BankMobile Adjusted (1)	-$0.14	-$0.16	-$0.12	-$0.03	-$0.08

(1) A Non-GAAP measure, see reconciliation at the end of this presentation
(2) D&A catchup refers to the reallocation of depreciation and amortization expense after the Q3 2017 decision to classify BankMobile as held and used instead of held for sale
Source: Company data

16

BankMobile Segment Expanded Financials

Customers Bancorp, Inc.

BankMobile Segment Income Statement ($ in 000s)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Interest income	$3	$3	$4	$11	$15	$7	$7	$10	$9	$9
Interest expense	$7	$7	$7	$17	$20	$18	$16	$15	$16	$135
Fund Transfer Pricing	$1,723	$1,306	$1,381	$2,466	$4,247	$2,738	$2,693	$3,202	$4,401	$3,520
Net interest income	$1,718	$1,301	$1,377	$2,460	$4,242	$2,727	$2,684	$3,197	$4,394	$3,394
Provision for loan losses	-$1	$0	$250	$546	$0	$0	$478	$652	$243	$463
Deposit Fees	$1	$509	$3,916	$2,500	$2,803	$1,875	$2,338	$1,833	$1,805	$1,338
Card Revenue	$226	$1,730	$11,387	$10,719	$13,308	$8,521	$9,355	$9,542	$9,438	$6,199
Other Fees	$0	$164	$1,062	$991	$1,216	$1,024	$2,143	$165	$1,228	$1,125
Total non-interest income	$227	$2,403	$16,365	$14,210	$17,327	$11,420	$13,836	$11,540	$12,471	$8,662
Compensation & Benefits	$866	$1,708	$5,419	$5,595	$4,949	$6,965	$6,154	$5,909	$5,671	$5,918
Occupancy	$59	$67	$71	$70	$109	$104	$297	$321	$309	$321
Technology	$286	$1,448	$5,847	$6,585	$6,617	$6,386	$11,740	$9,796	$7,129	$7,172
Outside services	$251	$886	$4,264	$4,267	$4,519	$3,310	$3,871	$3,366	$2,899	$1,665
Merger related expenses	$176	$874	$144	$0	$0	$0	$0	$410	$106	$869
Other non-interest expenses	$397	$1,115	$4,178	$3,266	$3,025	$3,081	$4,988	$1,085	$1,835	$85
Total Non-interest expense	$2,034	$6,099	$19,922	$19,783	$19,219	$19,846	$27,050	$20,888	$17,949	$16,029
Income (loss) before income tax expense	-$88	-$2,394	-$2,431	-$3,659	$2,350	-$5,699	-$11,008	-$6,803	-$1,327	-$4,436
Income tax expense (benefit)	-$33	-$910	-$924	-$1,390	$893	-$2,166	-$4,100	-$2,563	-$326	-$1,090
Net income (loss) available to common	**-$54**	**-$1,484**	**-$1,507**	**-$2,269**	**$1,457**	**-$3,533**	**-$6,908**	**-$4,240**	**-$1,001**	**-$3,346**
EPS	$0.00	-$0.05	-$0.05	-$0.07	$0.04	-$0.11	-$0.21	-$0.13	-$0.03	-$0.10
Adjusted EPS for D&A catchup (2) and merger and acquisition charges (1)	$0.00	-$0.03	-$0.05	-$0.07	$0.02	-$0.14	-$0.16	-$0.12	-$0.03	-$0.08
End of Period Deposits	$337	$240	$533	$457	$708	$453	$781	$400	$624	$419
Average Deposits	$351	$286	$332	$548	$794	$532	$531	$558	$644	$468
Income Credit Provided on Avg. Deposits	1.99%	1.83%	1.65%	1.79%	2.17%	2.06%	2.01%	2.28%	2.77%	3.03%

(1) A Non-GAAP measure, see reconciliation at the end of this presentation

(2) D&A catchup refers to the reallocation of depreciation and amortization expense after the Q3 2017 decision to classify BankMobile as held and used instead of held for sale

17

Update on Top Strategic Priorities • Grow and Successfully Divest BankMobile in 2018 • Announced during Q4, 2017 plans to spin-off BankMobile to shareholders and then merge BankMobile into Flagship Community Bank • Flagship has filed 1) an application with the FDIC for its acquisition of BankMobile’s deposits and 2) a confidential Form 10 with the FDIC to register common stock to be issued as a security • Bmobile Technologies, Inc. has filed a confidential Form 10 with the SEC to register common shares to be issued as a dividend by CUBI in the divestiture transaction • Comments received from SEC & FDIC • Expect transaction to be completed by or shortly after September 30, 2018 • Build Capital Ratios • We have tempered our balance sheet growth further to 10% to 12%, due to flat curve • Capital ratios should increase late in the year as mortgage warehouse balances decline seasonally and retained earnings add to capital • Improve Financial Performance • We are actively taking actions to defend our net interest margin and manage costs to drive ROAA higher • New long-term incentive plan discussed in this year’s proxy incentivizes core deposit funding 18

Contacts Company: Robert Wahlman, CFO Tel: 610-743-8074 rwahlman@customersbank.com Jay Sidhu Chairman & CEO Tel: 610-301-6476 jsidhu@customersbank.com Bob Ramsey Director of IR and Strategic Planning Tel: 484-926-7118 rramsey@customersbank.com 19

Forward-Looking Statements This presentation, as well as other written or oral communications made from time to time by us, contains forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward- looking statements in this presentation include, among other matters, guidance for our financial performance, and our financial performance targets. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements. In addition to the risks described under “Risk Factors” in our filings with the SEC, important factors to consider and evaluate with respect to our forward-looking statements include: • changes in external competitive market factors that might impact our results of operations; • changes in laws and regulations, including without limitation changes in capital requirements under Basel III; • changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events; • our ability to identify potential candidates for, and consummate, acquisition or investment transactions; • the timing of acquisition, investment or disposition transactions; • constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities; • local, regional and national economic conditions and events and the impact they may have on us and our customers; • costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities; • our ability to attract deposits and other sources of liquidity; • changes in the financial performance and/or condition of our borrowers; • changes in the level of non-performing and classified assets and charge-offs; • changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; • inflation, interest rate, securities market and monetary fluctuations; 20

Forward-Looking Statements • timely development and acceptance of new banking products and services and perceived overall value of these products and services by users, including the products and services being developed and introduced to the market by the BankMobile division of Customers Bank; • changes in consumer spending, borrowing and saving habits; • technological changes; • our ability to increase market share and control expenses; • continued volatility in the credit and equity markets and its effect on the general economy; • effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; • the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected; • material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame; • our ability to successfully implement our growth strategy, control expenses and maintain liquidity; • Customers Bank's ability to pay dividends to Customers Bancorp; • risks related to our proposed spin-off of BankMobile and merger of BankMobile into Flagship Community Bank, including: • our ability to successfully complete the transactions and the timing of completion; • the ability of Customers and Flagship Community Bank to meet all of the conditions to completion of the proposed transactions; • The ability of Customers to maintain the planned tax-free of the transaction while also complying with federal and state bank laws, regulations and requirements; • the impact of an announcement of the proposed spin-off and merger on the value of our securities, our business and our relationship with employees and customers; • risks relating to BankMobile, including: • material variances in the adoption rate of BankMobile's services by new students • the usage rate of BankMobile's services by current student customers compared to our expectations; 21

Forward-Looking Statements • the levels of usage of other BankMobile student customers following graduation of additional product and service offerings of BankMobile or Customers Bank, including mortgages and consumer loans, and the mix of products and services used; • our ability to implement changes to BankMobile's product and service offerings under current and future regulations and governmental policies; • our ability to effectively manage revenue and expense fluctuations that may occur with respect to BankMobile's student-oriented business activities, which result from seasonal factors related to the higher-education academic year; • our ability to implement our strategy regarding BankMobile, including with respect to our intent to spin-off and merge or otherwise dispose of the BankMobile business in the future, depending upon market conditions and opportunities; and • BankMobile's ability to successfully implement its growth strategy and control expenses. You are cautioned not to place undue reliance on any forward-looking statements we make, which speak only as of the date they are made. We do not undertake any obligation to release publicly or otherwise provide any revisions to any forward-looking statements we may make, including any forward-looking financial information, to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law. This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. 22

Reconciliation of Non-GAAP Measures - Unaudited

Customers Bancorp, Inc.

Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.

The following tables present reconciliations of GAAP to Non-GAAP measures disclosed within this document.

Adjusted Net Income to Common Shareholders - Community Banking Business Segment ($ in thousands, not including per share amounts)

	Q2 2018		Q1 2018		Q4 2017		Q3 2017		Q2 2017	
	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share
GAAP net income to common shareholders	$ 23,394	$ 0.72	$ 21,528	$ 0.67	$ 22,240	$ 0.68	$ 11,047	$ 0.34	$ 23,640	$ 0.73
Reconciling items (after tax):										
Religare impairment	-	-	-	-	-	-	12,934	0.40	1,758	0.05
Losses/(Gains) on investment securities	138	-	(10)	-	(170)	-	(3,356)	(0.10)	(1,942)	(0.06)
Adjusted net income to common shareholders	$ 23,532	$ 0.73	$ 21,518	$ 0.67	$ 22,070	$ 0.68	$ 20,625	$ 0.64	$ 23,456	$ 0.72

Adjusted Net Income to Common Shareholders - Customers Bancorp, Inc. Consolidated ($ in thousands, not including per share amounts)

	Q2 2018		Q1 2018		Q4 2017		Q3 2017		Q2 2017	
	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share
GAAP net income to common shareholders	$ 20,048	$ 0.62	$ 20,527	$ 0.64	$ 18,000	$ 0.55	$ 4,139	$ 0.13	$ 20,107	$ 0.62
Reconciling items (after tax):										
Merger and acquisition related expenses	655	0.02	80	-	256	0.01	-	-	-	-
Catch-up depreciation/amortization on BankMobile assets	-	-	-	-	-	-	1,765	0.05	(883)	(0.03)
Religare impairment	-	-	-	-	-	-	12,934	0.40	1,758	0.05
Losses/(Gains) on investment securities	138	-	(10)	-	(170)	-	(3,356)	(0.10)	(1,942)	(0.06)
Adjusted net income to common shareholders	$ 20,841	$ 0.64	$ 20,597	$ 0.64	$ 18,086	$ 0.56	$ 15,482	$ 0.48	$ 19,040	$ 0.58

Adjusted Net (Income) Loss to Common Shareholders - BankMobile Segment ($ in thousands, not including per share amounts)

	Q2 2018		Q1 2018		Q4 2017		Q3 2017		Q2 2017	
	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share
GAAP net loss to common shareholders	$ (3,346)	$ (0.10)	$ (1,001)	$ (0.03)	$ (4,240)	$ (0.13)	$ (6,908)	$ (0.21)	$ (3,533)	$ (0.11)
Reconciling items (after tax):										
Merger and acquisition related expenses	655	0.02	80	-	256	0.01	-	-	-	-
Catch-up depreciation/amortization on BankMobile assets	-	-	-	-	-	-	1,765	0.05	(883)	(0.03)
Adjusted net income (loss) to common shareholders	$ (2,691)	$ (0.08)	$ (921)	$ (0.03)	$ (3,984)	$ (0.12)	$ (5,143)	$ (0.16)	$ (4,416)	$ (0.14)

Adjusted Net (Income) Loss to Common Shareholders - BankMobile Segment ($ in thousands, not including per share amounts) - continued

	Q1 2017		Q4 2016		Q3 2016		Q2 2016		Q1 2016	
	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share
GAAP net loss to common shareholders	$ 1,457	$ 0.04	$ (2,269)	$ (0.07)	$ (1,507)	$ (0.05)	$ (1,484)	$ (0.05)	$ (54)	$ -
Reconciling items (after tax):										
Merger and acquisition related expenses	-	-	-	-	89	-	542	0.02	109	-
Catch-up depreciation/amortization on BankMobile assets	(882)	(0.03)	-	-	-	-	-	-	-	-
Adjusted net income (loss) to common shareholders	$ 575	$ 0.02	$ (2,269)	$ (0.07)	$ (1,418)	$ (0.05)	$ (942)	$ (0.03)	$ 55	$ -

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Reconciliation of Non-GAAP Measures - Unaudited Tangible Book Value per Common Share - Customers Bancorp, Inc. Consolidated ($ in thousands, except per share data) Q2 2018 Q2 2017 2017 2016 2015 2014 2013 GAAP -Total Shareholders' Equity $ 936,227 $ 910,289 $ 920,964 $ 855,872 $ 553,902 $ 443,145 $ 386,623 Reconciling Items: Preferred Stock (217,471) (217,471) (217,471) (217,471) (55,569) - - Goodwill and Other Intangibles (17,150) (17,615) (16,295) (17,621) (3,651) (3,664) (3,676) Tangible Common Equity $ 701,606 $ 675,203 $ 687,198 $ 620,780 $ 494,682 $ 439,481 $ 382,947 Common shares outstanding 31,669,643 30,730,784 31,382,503 30,289,917 26,901,801 26,745,529 26,646,566 Tangible Book Value per Common Share $ 22.15 $ 21.97 $ 21.90 $ 20.49 $ 18.39 $ 16.43 $ 14.37 CA GR 10% Customers Bancorp, Inc. Consolidated - Net Interest Margin, tax equivalent Q2 2018 Q1 2018 Q4 2017 Q3 2017 Q2 2017 GAAP Net interest income $ 67,322 $ 65,031 $ 68,300 $ 68,019 $ 68,606 Tax-equivalent adjustment 171 171 245 203 104 Net interest income tax equivalent $ 67,493 $ 65,202 $ 68,545 $ 68,222 $ 68,710 Average total interest earning assets $ 10,329,530 $ 9,881,220 $ 9,758,987 $ 10,352,394 $ 9,893,785 Net interest margin, tax equivalent 2.62% 2.67% 2.79% 2.62% 2.78% 24